                                                                    EXHIBIT 99.1


                                   SELECT.PRX

FRANKLIN SELECT REAL ESTATE INCOME FUND                            SPECIAL PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints MARK A. TEN BOER AND DAVID P. GOSS, jointly and severally, with full power of substitution, the proxies of the undersigned to vote all shares of common stock of Franklin Select Real Estate Income Fund (the "Company") which the undersigned is entitled to vote at the Special Meeting of the Shareholders, to be held at the Company's offices located at 777 Mariners
Island Boulevard, San Mateo, California, on             ,             , 1996, at
10:00 a.m., Pacific Standard Time, to consider the merger (the "Merger") of Franklin Real Estate Income Fund, and/or Franklin Advantage Real Estate Income Fund into the Company, as instructed below, and upon all motions and resolutions which may properly be presented for consideration at said meeting or at any adjournment thereof. The Board of Directors unanimously recommends a vote "FOR" the Merger.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE MERGER.

   / /  FOR THE MERGER         / /  AGAINST THE MERGER          /  /  ABSTAIN

THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION AND WITHIN THE DISCRETION OF THE PROXYHOLDERS AS TO OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, MERELY SIGN BELOW, NO BOXES NEED BE CHECKED.

The proxyholders designated hereon are directed to vote as specified, or, if no specification is made, to vote in accordance with the recommendation of the Board of Directors, and to vote in accordance with their discretion on such other matters that may properly come before the meeting.

                                               (Please sign exactly as the name
                                               or names appear on your account
                                               statement or your Common Stock
                                               certificates. In signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, or for a corporation,
                                               please give your full title. When
                                               shares are in the names of more
                                               than one person, each should sign
                                               the proxy.)

                                               ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Date

                                               ---------------------------------
                                               Signature if held jointly